AGREEMENT AMENDING AND RESTATING
                 AGREEMENT AMONG INITIAL STOCKHOLDERS AND SYN INC.

               THIS AGREEMENT, dated July 31, 1995, is made and entered into among Empire Gas Corporation, a Missouri corporation ("Empire"), Northwestern Growth Corporation, a South Dakota corporation ("NGC"), and SYN Inc., a Delaware corporation ("SYN"), with respect to the following facts:

                    A. The parties hereto previously entered into that certain agreement, dated May 17, 1995, titled "Agreement Among Initial Stockholders and SYN Inc."

                    B. Such parties now desire to amend said Agreement Among Initial Stockholders and SYN Inc., effective as of its May 17, 1995 date, so as to make changes therein to accommodate the use of certain stock of SYN as collateral to secure financing obtained by or for SYN, and to restate in its entirety the Agreement Among Initial Stockholders and SYN Inc., as thus amended.

                    NOW THEREFORE, the parties hereto agree that said Agreement Among Initial Stockholders and SYN Inc. is hereby amended effective as of its original date of May 17, 1995, and, as thus amended, is restated in its entirety to read as attached hereto as Exhibit I and that the amended and restated agreement in such Exhibit I may be treated as the agreement of the parties thereto without reference to or display of this Agreement.


                    IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name as of the date first above written.

                                        EMPIRE GAS CORPORATION

                                        By /s/ Paul S. Lindsey, Jr.
                                           __________________________
                                             President

                                        NORTHWESTERN GROWTH CORPORATION

                                        By /s/ Richard R. Hylland
                                           ___________________________
                                             President

                                        SYN INC.

                                        By /s/ Paul S. Lindsey, Jr.
                                           ___________________________
                                        Title President


                                                                EXHIBIT I

                       AMENDED AND RESTATED AGREEMENT AMONG
                        INITIAL STOCKHOLDERS AND SYN INC.

                    THIS AGREEMENT, dated as of May 17, 1995, is made and entered into among Empire Gas Corporation, a Missouri corporation ("Empire"), Northwestern Growth Corporation, a South Dakota corporation ("NGC"), and SYN Inc., a Delaware corporation ("SYN"), with respect to the following facts:

                    A. Empire currently is engaged in the business of distributing and selling at retail liquified petroleum ("LP") gas and appliances, and has a management experienced in the operation of such business.

                    B.   NGC is a wholly-owned subsidiary of
          Northwestern Public Service Company ("NWPS") and has as one of its objectives the making of investments that could benefit NWPS and its stockholders.

                    C. Empire and NGC, acting together, have made a successful bid to acquire the LP gas distribution and appliance business of Synergy Group Incorporated ("Synergy"; such acquisition being hereinafter called the "Synergy Acquisition"), in what is planned to be the first step in the proposed development by Empire and NGC, on a team basis, of a significant position in the LP gas distribution industry. Empire and NGC have contemplated, in their bidding for the Synergy Acquisition, that they will rely principally on Empire for management expertise and on NGC to provide or arrange the financing for the Synergy Acquisition, and that the success of the Synergy Acquisition will depend in large measure upon the cost savings and operating improvements expected to be achieved by having Empire do the planning and management of the business of Synergy and its subsidiaries, under the direction of the Board of Directors of SYN.

                    D.   Empire and NGC have caused SYN to be
          incorporated to serve as the vehicle (directly or through subsidiaries to be created) for making the Synergy
          Acquisition.

                    E.   Empire and NGC, on behalf of SYN, are
          concluding the negotiation of the definitive agreement (the "Synergy Acquisition Agreement") for the Synergy Acquisition, and need to provide for (i) the initial capitalization of SYN,
          (ii) certain loan financing for SYN, (iii) the management of SYN and (iv) for certain matters pertaining to the ownership of shares of stock of SYN.

                    NOW THEREFORE, in consideration of the premises and the agreements exchanged herein, the parties hereto agree as follows:

                    ARTICLE 1:  INITIAL CAPITALIZATION OF SYN;
                   STOCK SUBSCRIPTIONS AND RESERVATIONS OF STOCK

               SECTION 1.01 INITIAL AUTHORIZED STOCK OF SYN. SYN has been incorporated by Empire and NGC with an initial authorized capitalization (as set forth in Article FOURTH of SYN's Certificate of Incorporation, a true and complete copy of which is attached hereto as Exhibit A), consisting of 100,000 shares of common stock, par value 1CENT per share (the "Common Stock"; and the 100,000 shares of Common Stock referred to herein shall only be increased with the prior written agreement of Empire and NGC unless such increased number of shares is to be issued in an arm's length transaction to a party who is not affiliated with any of the parties to this Agreement), and 100,000 shares of preferred stock, par value 1CENT per share, issuable in one or more series (the "Preferred Stock"). Prior to the consummation of the Synergy
          Acquisition, SYN shall, and Empire and NGC shall cause SYN to, take all action necessary to create and authorize the issuance of a series of the Preferred Stock, namely, the Series A Cumulative Preferred Stock, consisting of 70,500 shares, the terms of which shall be as set forth in Exhibit B attached hereto, with such changes therein as the parties hereto may approve before such series is created (the "Series A Preferred Stock").

               SECTION 1.02 SUBSCRIPTIONS AND OPTION FOR STOCK. NGC has previously purchased, and hereby subscribes for, stock of SYN, and NGC has granted Empire an option to purchase certain shares of stock from NGC, as follows:

                    (a) SYN and NGC acknowledge that NGC has purchased from SYN, and SYN has sold and issued to NGC, 1,000 shares of Common Stock for a cash purchase price of $1,000.00 which has been paid by NGC to SYN, and that these shares are the only shares of stock of SYN that are currently outstanding.

                    (b) NGC hereby subscribes for, and agrees to purchase from SYN, and SYN hereby agrees to sell and issue to NGC, an additional 71,500 shares of Common Stock for a cash purchase price of $71,500.00 to be paid at the time of such issuance, with this transaction to be consummated (the "Subscription Closing") at the First Closing, as defined in the Synergy Acquisition Agreement, unless an earlier time for the Subscription Closing is agreed to by the parties hereto. The obligation of NGC under its subscription in this paragraph (b) is subject to the condition (unless waived by NGC) that NGC shall have been able to obtain the funds from the Permanent Financing or the Temporary Financing, as those terms are defined in the Synergy Acquisition Agreement, at or prior to the time of the Subscription Closing.

                    (c) NGC hereby subscribes for, and agrees to purchase, or to cause its parent corporation, NWPS, to purchase from SYN, and SYN hereby agrees to sell and issue to NGC or NWPS, as the case may be, 68,000 shares of Series A Preferred Stock for a cash purchase price of $1,000 per share ($68,000,000.00 total), with this transaction to be consummated at the Subscription Closing. The obligation of NGC under its subscription in this paragraph (c) is subject to the condition (unless waived by NGC) that NGC or NWPS shall have been able to obtain the funds from the Permanent Financing or the Temporary Financing, as those terms are defined in the Synergy Acquisition Agreement, at or prior to the time of the Subscription Closing and that, at the time of the Subscription Closing, the First Closing (as defined in the Synergy Acquisition Agreement) is concurrently occurring or is reasonably assured of being consummated immediately thereafter.

                    (d) Empire hereby subscribes for, and agrees to purchase from SYN, and SYN hereby agrees to issue and sell to Empire, 10,000 shares of Common Stock (which shall represent 10% of the issued and outstanding Common Stock) for a cash purchase price of $10,000 to be paid at the time of such issuance, with this transaction to be consummated at the Subscription Closing. The obligation of Empire under its subscription in this paragraph (d) is subject to the condition (unless waived by Empire) that NGC consummates its purchase of shares of Common Stock under paragraph (b) above in this Section 1.2 at the Subscription Closing.

                    (e) NGC hereby grants to Empire an option to purchase from NGC, at a price of $1.00 per share, up to 20,000 of the shares of Common Stock which shall represent 20% of the issued and outstanding Common Stock, subject to NGC acquiring such shares pursuant to paragraph (b) above in this Section 1.2. Such option may be exercised at any time after September 30, 1995 and prior to September 30, 1997, or the Determination Date
               (as defined in Section 1.04 herein), whichever is earlier, by Empire's giving written notice of such exercise to NGC. After the giving of such notice, NGC shall assign and deliver to Empire the shares of Common Stock for which the stock option was exercised, as promptly as possible, but in any event within seven days, in exchange for Empire's payment to NGC of the purchase price for such shares; and the shares so assigned and delivered shall then be shares owned by Empire and shall be held by Empire subject to the terms of this Agreement.

               SECTION 1.03 RESERVATIONS OF STOCK FOR ISSUANCE. SYN shall, and Empire and NGC shall cause SYN to, take all action necessary to reserve for initial issuance, 17,500 shares of Common Stock and 2,500 shares of Series A Preferred Stock to be issued to the Stockholders (as defined in the Synergy Acquisition Agreement) at the Second Closing (also as defined in the Synergy Acquisition Agreement), pursuant to the Synergy Acquisition Agreement.

               SECTION 1.04   COMMON STOCK RETURN.  The following
          provisions of this Section 1.04 apply in the event Empire exercises the stock option granted to it in Section 1.02(e) herein:

                    (a) The "Common Stock Return" as that term is used herein, shall be the number of shares of Common Stock of SYN which Empire hereby agrees to assign and deliver to NGC, without cost to NGC, in the event that the common equity value at a Determination Date (as defined below) is below levels specified for such date in subparagraph
               (iii) in this paragraph (a). The Common Stock Return shall be set in accordance with the following formula.

                         (i) The Determination Date shall be the date on which SYN is sold (meaning a sale of substantially all of the assets of SYN and its subsidiaries, the acquisition of SYN by another, non-affiliated entity by merger or consolidation, or the sale of partnership units or shares of stock of SYN which entitle the holder thereof to cast at least a majority of the votes entitled to be cast in the general election of directors of SYN or the date on which the sale of partnership units or shares of SYN's Common Stock is closed in an underwritten public offering, for which the partnership units or shares are registered under the Securities Act of 1933, or the date on which this Agreement expires or is terminated in accordance with Section 7.02 herein, whichever of the foregoing first occurs).

                         (ii) The value of the total outstanding Common
                    Stock of SYN on the Determination Date (the
                    "Value"), shall be determined by the parties hereto on the basis of the sale price for SYN if the sale of SYN is involved, or based upon the price to SYN (or the selling stockholders if SYN is not the seller) in the event an underwritten public offering of partnership units or Common Stock of SYN is involved, or on the basis of the fair market value of the outstanding Common Stock of SYN in every other event, as determined by an appraisal firm or an investment banking firm selected by the parties hereto, with such fair market value to be determined on the basis of the value of SYN and its subsidiaries as a whole, if sold as a going concern. In the event there is a combination of one or more entities with SYN, the value of SYN will be determined by either (x) a fair market value appraisal or (y) in the event there is a public offering within nine months after such combination, the value shall be the initial price to the public of SYN shares of Common Stock or partnership units in such public offering.

                         (iii)  For these purposes, "deemed outstanding
                    shares of Common Stock" shall be the total of the
                    number of shares of Common Stock issued and
                    outstanding plus the number that would be issued and outstanding if all outstanding stock options, warrants, conversion rights and other rights to
                    acquire shares of Common Stock were exercised,
                    whether or not exercisable at the time.  The number
                    of shares of Common Stock of SYN constituting the
                    Common Stock Return shall be the percentage of the
                    deemed outstanding shares of Common Stock of SYN as
                    of the Determination Date, determined on the basis
                    of the following table and paragraph (b) below, if
                    applicable:
  ____________________________________________________________________________
                Column A             Column B             Column C

                                   Percentage of        Percentage of
                                deemed outstanding   deemed outstanding
                                 shares of Common     shares of Common
                                Stock of SYN shall   Stock of SYN shall
                                be 0% if the Value     be 7.5% if the
           Fiscal Year of SYN        as of the         Value as of the
                in which        Determination Date   Determination Date
           Determination Date     is at least the     is less than the
                 occurs:         following amount:    following amount:

                  1996              $24,500,000          $22,250,000

                  1997              $30,000,000          $24,750,000

                  1998              $36,750,000          $27,500,000

                  1999              $45,000,000          $30,600,000

                  2000              $55,200,000          $34,000,000

               After 2000         1.225 times the     1.1125 times the
                                  previous year's     previous year's
                                  amount              amount
  ____________________________________________________________________________

                    (b) If the Value as of the Determination Date is more than the amount in Column C in Section 1.04(a)(iii) above, but less than the amount in Column B therein, the percentage used to determine the Common Stock Return shall be a figure between 7.5% and 0% which is in proportion to what the Value is to the amounts in the two columns for the particular Determination Date.

               SECTION 1.05 ACQUISITION FOR INVESTMENT. Empire and NGC each represent and warrant to the other, and to SYN, as follows: It has (through its management personnel) such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of securities of SYN as provided for in this Agreement; it is acquiring such securities, and will acquire them, for investment and not with a view toward, or with any intention of, distributing or selling any of the securities and it will not sell or offer to sell or otherwise transfer any of the securities in violation of the Securities Act of 1933, as amended.

               ARTICLE 2:  LOAN FINANCING FOR SYN

               NGC shall make a commercially reasonable effort to arrange for SYN, or provide SYN with, loan financing for SYN, on a fully secured basis, of up to $70,000,000 principal amount needed by SYN for the Synergy Acquisition.

                    ARTICLE 3:  LIMIT TO FINANCING OBLIGATIONS

               Neither Empire nor NGC, nor any of their affiliates, shall have any obligation to provide, or arrange, financing for SYN other than as expressly provided for in Articles 1 and 2 herein.

                          ARTICLE 4:  SYNERGY ACQUISITION

               Each of the parties hereto will make a commercially reasonable effort in cooperation with the other parties hereto, to do those things within its control to consummate the Synergy Acquisition in accordance with the terms of, and subject to the conditions in, the Synergy Acquisition Agreement. Nothing in this Agreement or otherwise shall be construed to give anyone who is not a party to this Agreement, whether under a third party beneficiary legal doctrine or otherwise, a right to enforce the provisions of this Article or to obtain relief for any failure to perform in accordance with the requirements of this Article.

                           ARTICLE 5:  MANAGEMENT OF SYN

               SECTION 5.01 At or before the First Closing (as defined in the Synergy Acquisition Agreement), the parties hereto will enter into a management agreement in substantially the form attached hereto as Exhibit C, or with such changes therein as the parties hereto hereafter agree upon (the "Management Agreement"), pursuant to which the planning and management of the business of SYN subsequent to the Second Closing (as defined in the Synergy Acquisition Agreement) will be conducted by Empire under the direction of the Board of Directors of SYN, as provided therein.

               SECTION 5.02  DIRECTORS AND OFFICERS OF SYN.

                    (a) For purposes of this Agreement, "Control Period" means the period of time commencing on the date of this Agreement and continuing either (i) until this Agreement is terminated pursuant to Section 7.02 herein because of the termination of the Synergy Acquisition Agreement without the Synergy Acquisition having been completed or (ii) until a time after the First Closing, as defined in the Synergy Acquisition Agreement, when (A) the Control Period is terminated by agreement of the parties hereto, (B) NGC no longer owns a majority of the shares of Common Stock of SYN deemed to be outstanding (determined as provided in Section 1.4 herein), (C) Empire no longer owns at least 20% of the shares of Common Stock of SYN deemed to be outstanding or has an option to acquire at least that amount of shares, or (D) when SYN consummates an underwritten public offering of partnership units or shares of its Common Stock, registered under the Securities Act of 1933, whichever of
               (A), (B), (C) or (D) first occurs.

                    (b) Throughout the Control Period, NGC and Empire shall vote their voting shares of stock of SYN that are capable of being voting in a general election of directors of SYN (i.e., not including the Series A Preferred Stock or other classes or series of stock which vote only for a limited number of directors if and when a prescribed default in the payments of dividends thereon has continued for a prescribed period of time), and will otherwise use their respective commercially reasonable efforts, to carry out the following:

                         (i)  the Board of Directors of SYN shall
                    consist of five members, three of whom shall be nominees of NGC (the "NGC Positions") and two of whom shall be nominees of Empire (the "Empire Positions"); and any vacancies occurring in the NGC Positions will be promptly filled with nominees of NGC and any vacancies occurring in the Empire Positions will be promptly filled with nominees of Empire.

                         (ii) The officers of SYN shall include at all
                    times a Chairman of the Board and a Vice Chairman of the Board, who will be persons nominated by NGC, and a President and Chief Executive Officer, who will be Paul S. Lindsey, Jr., and a Secretary, who will be a person nominated by Empire. The authority and duties of such officers shall be as set forth in the by-laws of SYN, a true and complete copy of which as in effect on the date hereof is attached hereto as Exhibit D.

                         (c)  To initiate compliance with preceding
               paragraph (b), Empire and NGC have caused the following persons to be elected to the positions with SYN indicated by their names, to serve for the period provided in the by-laws of SYN:

                         *    Chairman of the Board and director - Merle
                              D. Lewis (an NGC nominee for such
                              positions);

                         * Vice Chairman of the Board and director - Richard R. Hylland (an NGC nominee for such positions);

                         * President and Chief Executive Officer and director -- Paul S. Lindsey, Jr. (an Empire nominee as to the position of director);

                         * Secretary and director -- Douglas A. Brown (an Empire nominee for such positions);

               with the fifth member of the Board of Directors of SYN (one of the NGC Positions) to be nominated by NGC, and elected, at a future time when NGC has selected the nominee for such position.

               ARTICLE 6:  DISPOSITION OF SYN STOCK BY EMPIRE OR NGC

               SECTION 6.01  PERMITTED DISPOSITIONS.

                    (a) NGC may at any time or from time to time transfer any of the securities issued by SYN which NGC may own at any time to NWPS or any wholly-owned subsidiary of NWPS, provided that notice of such transfer is given to the other parties to this Agreement and that the transferee becomes a party to this Agreement with respect to the securities so transferred, but all of such transferees and NGC shall collectively act, and be treated, as a single entity with NGC acting as their representative for purposes of this Agreement.

                    (b) Empire may at any time and from time to time transfer any of the securities issued by SYN which Empire may own at any time to any affiliated party, provided that notice of such transfer is given to the other parties to this Agreement and the transferee becomes a party to this Agreement with respect to the securities so transferred, but all such transferees and Empire shall collectively act, and be treated, as a single entity with Empire acting as their representative for purposes of this Agreement.

               SECTION 6.02  RIGHTS OF FIRST REFUSAL.

                    (a) Except as permitted by Section 1.04 and Section 6.01(b) herein, so long as the Management Agreement is in effect, Empire will not sell or otherwise dispose of any shares of Common Stock of SYN, or any other securities convertible into such shares, to any party without first offering the same for sale to NGC in writing on the same terms as are offered to or by the other party (with full disclosure of such terms to NGC) and allowing not less than 30 days after its receipt of the offer for NGC to accept the offer; and if such offer is accepted by NGC, NGC shall have 90 days in which to complete the purchase on such terms.

                    (b)  Except as permitted by Section 1.02(e) and
               Section 6.01(a) herein, so long as the Management Agreement is in effect, NGC will not sell or otherwise dispose of any shares of Common Stock of SYN, or any other securities convertible into such shares, to any party without first offering the same for sale to Empire in writing on the same terms as are offered to or by the other party (with full disclosure of such terms to Empire) and allowing Empire not less than 30 days after its receipt of the offer for Empire to accept the offer, and if such offer is accepted by Empire, Empire shall have 90 days in which to complete the purchase on such terms, but if Empire declines such offer, then Empire shall have the right to participate on a pro rata basis in the sale of such shares by NGC; provided, however, that the preceding provisions of this paragraph (b) shall not apply to any pledge or granting of a security interest in any shares of Common Stock of SYN, or any other securities convertible into such shares, by NGC to secure loan financing obtained by NWPS, NGC or SYN, or guaranties of such loan financing, or any sale thereof by foreclosure of such pledge or security interest, or any sale thereof in lieu of such foreclosure.

                             ARTICLE 7:  MISCELLANEOUS

               SECTION 7.01 RESTRICTIVE LEGEND. Each certificate issued by SYN to evidence shares of Common Stock, or securities convertible into such shares, owned by either Empire or NGC shall be endorsed with the following legend:

                    "The shares represented by this certificate are subject to the Amended and Restated Agreement among the Corporation and its Initial Stockholders, dated as of May 17, 1995, as the same may be amended, on file with the issuing Corporation at its principal business office and may be transferred or otherwise disposed of only in accordance therewith."

               SECTION 7.02 TERM OF THIS AGREEMENT. This Agreement, if not sooner terminated by agreement of the parties hereto or pursuant to the next sentence, shall terminate when the Control Period terminates. In the event the Synergy Acquisition Agreement is terminated without the Synergy Acquisition having been completed, the parties hereto will liquidate and dissolve SYN as promptly as possible when all obligations of SYN under, or with respect to, the Synergy Acquisition Agreement have been discharged or provided for; and this Agreement shall then automatically terminate.

               SECTION 7.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) one business day after deposit with a nationally recognized overnight courier service (c) two business days after being deposited in the United States mail, postage prepaid, first class, registered or certified mail, or (d) the business day on which it is sent and received by facsimile, as follows:

               (i)  If to SYN, to

                         SYN Inc.
                         c/o Northwestern Growth Corporation
                         33 Third Street, S.E.
                         Huron, South Dakota  57350
                         Fax No. (605) 353-8286

                         Attention:  Richard R. Hylland, President

                    with a copy to Empire, addressed and sent to it at the place required under this Agreement for giving notice to Empire.

               (ii) If to Empire, to:

                         Empire Gas Corporation
                         P.O. Box 303
                         1700 South Jefferson
                         Lebanon, Missouri  65536
                         Fax No. (417) 532-8529

                         Attention:  Paul S. Lindsey, Jr., President

               (iii)  If the NGC, to:

                         Northwestern Growth Corporation
                         33 Third Street, S.E.
                         Huron, South Dakota  57350
                         Fax No. (605) 353-8286

                         Attention:  Richard R. Hylland, President

               SECTION 7.04 SECTION 351 OF THE CODE. Each of the parties hereto agrees to comply with the requirements of
          Section 6.28 of the Synergy Acquisition Agreement, both with respect to the transaction referred to therein and with respect to any transaction under this Agreement to the extent necessary to assure the result under Section 351 of the Internal Revenue Code of 1986, as amended, for the transaction referred to in such Section 6.28.

               SECTION 7.05 CAPTIONS. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction and interpretation of this Agreement.

               SECTION 7.06 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to the choice of law principles thereof.

               SECTION 7.07 COUNTERPARTS. Execution of separate copies of this Agreement by each or some of the several parties hereto shall have the same force and effect as though all such parties had executed the original of this Agreement. Further, the parties hereto may execute several counterparts of this Agreement, all of which shall constitute but one and the same agreement.

                    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name as of the date first above written.

                                   EMPIRE GAS CORPORATION

                                   By /s/ Paul S. Lindsey, Jr.
                                      ____________________________
                                        President

                                   NORTHWESTERN GROWTH CORPORATION

                                   By /s/ Richard R. Hylland
                                      ____________________________
                                        President

                                   SYN INC.

                                   By /s/ Paul S. Lindsey, Jr.
                                      ____________________________
                                   Title President